Exhibit (a)(3)(c)



                          PRUCO LIFE INSURANCE COMPANY

                        Action by Executive Committee of
                    Board of Directors by Unanimous Consent


     Pursuant to Section 4.12 of Article IV of the By-Laws of Pruco Life Insurance Company, an Arizona corporation, and pursuant to Section 10-044 of the Arizona General Corporation Law, the undersigned, being, or acting for all of the regular members of the Executive Committee of the Board of Directors of such Company, hereby consent to and adopt the following resolution:


                        Establishment of Separate Account

     RESOLVED, that the Company hereby establishes, pursuant to Section 20-651 of the Arizona Insurance Code, a "non-unitized" separate account to be designed initially as the "Pruco Life Modified Guaranteed Annuity Account" (hereinafter in these resolutions referred to as the "Account") and

     FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received made pursuant to certain modified guaranteed annuity contracts (hereinafter in these resolutions referred to as "Contract") of the Company and (ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Contracts and lodged in the Account, and such amounts and the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the investment laws applicable to the Company's general asset account; and

     FURTHER RESOLVED, that the Company, shall sell the Contracts as securities and that the proper officers of the Company shall be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission, on behalf of the Company, as insurer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof , for the registration of the offering and sale of such Contracts under the Securities Act of 1933 (hereinafter in these resolutions referred to as "Securities Act Registration") and to pay the registration fees required in connection therewith; and

     FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Securities Act Registration as they may find necessary or advisable from time to time; and


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       FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to such Securities Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

       FURTHER RESOLVED, that the Senior Vice President and General Counsel of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such Securities Act Registration and any and all amendments thereof, and

       FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the sale of the Contracts; and

       FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.

25 September, 1990


                                /s/_____________________________
                                   Robert P. Hill

                                /s/_____________________________
                                   Joseph J. Melone

                                /s/_____________________________
                                   Edward P. Baird



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